                                                                   EXHIBIT  10.1

                                PROMISSORY NOTE

$11,500,000.00                                                 September 4, 2003
                                                        Columbia, South Carolina


         FOR VALUE RECEIVED, INDUS UTILITY SYSTEMS, INC. ("Borrower") promises to pay to the order of NEW SMALL RESEARCH, LLC ("Lender") at its offices at 1331 Elmwood Avenue, Suite 150-A, Columbia, South Carolina 29211, Attention:
Charles I. Small (or at such other place or places as Lender may designate in writing) the principal sum of $11,500,000.00 under the terms and conditions of this promissory note (the "Note") and as more fully set forth in that certain Loan Agreement of even date (as amended or modified, the "Loan Agreement"). This Note is secured by a lien on, among other things, that certain real property pursuant to a Mortgage and Security Agreement of even date (as amended or modified, the "Mortgage"). The defined terms in the Loan Agreement and Mortgage are used herein with the same meaning. All of the terms, definitions, conditions and covenants of the Loan Agreement and Mortgage are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement and Mortgage and other agreements by and between the Borrower and Lender related to this Note or the loan evidenced hereby. Any Event of Default under the Loan Agreement is an Event of Default under the terms of this Note.

         1. Interest. The outstanding principal balance evidenced by this Note shall accrue interest at 6 1/2 percent. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed during each interest period.

         2. Payment of Interest and Repayment of Principal. Borrower shall pay Lender monthly payments of principal and interest as set forth on the payment schedule attached hereto on the 1st day of each month, starting on October 1, 2003, during the 60-month term of the Note. On the date of this Promissory Note, a payment of $53,986.11, representing a pro-rated payment of principal and interest, shall be due and owing. On September 30, 2008 (as potentially extended as set forth below, the "Maturity Date"), all unpaid principal, interest and other charges due on the Loan shall be due and payable.

         3. Acceleration. Lender shall have the option of accelerating all amounts, whether outstanding principal or accrued but unpaid interest, if an Event of Default occurs. If payment of all sums due hereunder is accelerated, the then outstanding principal and all accrued but unpaid interest shall bear interest at the rate provided for hereunder plus 5% per annum until such principal and interest have been paid in full; provided, however, that in no event shall this or any other provision herein permit the collection of any interest which would be usurious under the law governing this transaction, and if any such interest is collected, the amount above the maximum rate permitted by law shall be deemed to be a principal payment hereunder. Borrower acknowledges that the loss to Lender due to an Event of Default is impossible to determine and that any default rate of interest or late charges are fair and adequate liquidated damages and not a penalty.

         4. Late Charges. In the event any payment of interest or principal is delinquent more than 15 days, the Borrower will pay to Lender a late charge of 5% of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure a default under the Mortgage or this Note. Imposition of late charges is not contingent upon the giving of any notice. Borrower acknowledges that the loss to Lender due to an Event of Default is impossible to determine and that any default rate of interest or late charges are fair and adequate liquidated damages and not a penalty.

         5. Application of Payments. All sums received by Lender for application to this Note shall be applied by Lender to late charges, expenses, costs, interest, principal and other amounts owing to Lender in connection with the Mortgage or this Note in the order selected by Lender in its sole discretion.

         6. Pre-Payment. The Note shall not be pre-paid between the effective date hereof and September 30, 2004 (dates inclusive). The Note may be pre-paid in whole between October 1, 2004 and September 30, 2005 (dates inclusive) with a charge of 3% of the balance due at the time of such pre-payment. The Note may be pre-paid in whole between October 1, 2005 and September 30, 2006 (dates inclusive) with a charge of 2% of the balance due at the time of such pre-payment. The Note may be pre-paid in whole between October 1, 2006 -- September 30, 2007 (dates inclusive) with a charge of 1% of the balance due at the time of such pre-payment. The Note may be pre-paid at any time on or after October 1, 2007 through the Maturity Date (as potentially extended as provided in the next paragraph) without any charge. Borrower acknowledges that the loss to Lender due to Borrower's pre-payment is impossible to determine and that any pre-payment fee is not a penalty but, rather, fair and adequate liquidated damages agreed to by Borrower.

         7. Loan Renewal Option. Provided no Event of Default has occurred and is then continuing, Borrower may extend the Maturity Date for one additional five year term commencing October 1, 2008 and expiring September 30, 2013 at an interest rate equal to the rate which is 425 basis points over the rate applicable to five year U.S. Treasury bills on September 1, 2008 (or the next business day if September 1, 2008 is not a business day), which interest rate shall be fixed for ninety (90) day intervals (commencing October 1, 2008) and shall adjust each January 1, April 1, July 1 and October 1 (or the next business day if the first day of the aforesaid months is not a business day) thereafter through the extended Maturity Date. To clarify the foregoing, the interest rate determined as of September 1, 2008 will be effective for the months of October, November and December, 2008 and then as of January 1, 2009 the interest rate shall be adjusted, with such adjusted interest rate effective for the months of January, February and March, and so on through the extended Maturity Date. Borrower must elect this renewal option by providing Lender written notice of such election not earlier than March 1, 2008 nor later than the last day of March, 2008. Such written election shall be deemed a modification and amendment to this Note extending the term and adjusting the interest rate. Lender may, however, require additional documentation of such modification.

         8. Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, Borrower will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred.

         9. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

         10. Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:

(a) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the "Security Property");

(b) if an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property, except with respect to the liability described below in this section; and

(c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section;

(d) provided, however, that notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action to the extent of any loss, damage, cost, expense, liability, claim, demand or other obligation incurred by Lender (including reasonable attorneys fees and costs actually incurred) arising out of or in connection with the following: (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (iii) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for waste committed on the Security Property by, or damage to the Security Property as a result of the intentional misconduct or negligence of, Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such persons, or any removal of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such occurrence, (v) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Mortgage or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Mortgage specifically for the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments, (vi) for all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or radon or compliance with environmental laws and regulations to the full extent of any losses or damages incurred by Lender as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, (vii) for fraud or material misrepresentation by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Borrower, any principal, officer, general partner or member of Borrower, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof, and (viii) for any loss of Lender resulting from the unauthorized transfer of title to the Property by Borrower in violation of Section 1.9 of the Mortgage.

(e) The agreement contained in this Section 10 to limit the personal liability of Borrower shall become null and void and be of no further force and effect in the event of any attempt by Borrower to file a petition in bankruptcy, or any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other similar federal, state or other statute relating to relief from indebtedness, which has the effect of materially delaying any foreclosure against the Property or other Collateral.


                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal as of the day and year first above written.


                                            INDUS UTILITY SYSTEMS, INC.   (SEAL)


                                            By: /s/ Jeffrey A. Babka
                                               ---------------------------------
                                               Its: Vice President and Treasurer
                                                   -----------------------------

                                PAYMENT SCHEDULE

Compound Period.........: Monthly

Nominal Annual Rate......:  6.500  %
Effective Annual Rate....:  6.697  %
Periodic Rate............:  0.5417 %
Daily Rate...............:  0.01806%

CASH FLOW DATA

-----------------------------------------------------------------------------------
     Event          Start Date     Amount              Number Period       End Date
-----------------------------------------------------------------------------------
   1 Payment        09/05/2003         53,986.11           1
   2 Loan           09/05/2003     11,500,000.00           1
   3 Payment        10/01/2003         63,888.89          60 Monthly       09/01/2008
        Fixed Payment(+ Interest)
   4 Payment        10/01/2008      7,653,915.84           1

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

        Date            Loan              Payment      Interest        Principal        Balance
---------------------------------------------------------------------------------------------------
   1 09/05/2003     11,500,000.00        53,986.11          0.00       53,986.11         53,986.11-
Loan 09/05/2003                                             0.00            0.00     11,446,013.89
   2 10/01/2003                         117,621.57     53,732.68       63,888.89     11,382,125.00
   3 11/01/2003                         125,542.07     61,653.18       63,888.89     11,318,236.11
   4 12/01/2003                         125,196.00     61,307.11       63,888.89     11,254,347.22
2003 Totals         11,500,000.00       422,345.75    176,692.97      245,652.78

   5 01/01/2004                         124,849.94     60,961.05      63,888.89      11,190,458.33
   6 02/01/2004                         124,503.87     60,614.98      63,888.89      11,126,569.44
   7 03/01/2004                         124,157.81     60,268.92      63,888.89      11,062,680.55
   8 04/01/2004                         123,811.74     59,922.85      63,888.89      10,998,791.66
   9 05/01/2004                         123,465.68     59,576.79      63,888.89      10,934,902.77
  10 06/01/2004                         123,119.61     59,230.72      63,888.89      10,871,013.88
  11 07/01/2004                         122,773.55     58,884.66      63,888.89      10,807,124.99
  12 08/01/2004                         122,427.48     58,538.59      63,888.89      10,743,236.10
  13 09/01/2004                         122,081.42     58,192.53      63,888.89      10,679,347.21
  14 10/01/2004                         121,735.35     57,846.45      63,888.89      10,615,458.32
  15 11/01/2004                         121,389.29     57,500.40      63,888.89      10,551,569.43
  16 12/01/2004                         121,043.22     57,154.33      63,888.89      10,487,680.54
2004 Totals                  0.00     1,475,358.96    708,692.28     766,666.68

  17 01/01/2005                         120,697.16     56,808.27      63,888.89      10,423,791.65
  18 02/01/2005                         120,351.09     56,462.20      63,888.89      10,359,902.76
  19 03/01/2005                         120,005.03     56,116.14      63,888.89      10,296,013.87
  20 04/01/2005                         119,658.97     55,770.08      63,888.89      10,232,124.98
  21 05/01/2005                         119,312.90     55,424.01      63,888.89      10,168,236.09
  22 06/01/2005                         118,966.84     55,077.95      63,888.89      10,104,347.20
  23 07/01/2005                         118,620.77     54,731.88      63,888.89      10,040,458.31
  24 08/01/2005                         118,274.71     54,385.82      63,888.89       9,976,569.42
  25 09/01/2005                         117,928.64     54,039.75      63,888.89       9,912,680.53
  26 10/01/2005                         117,582.58     53,693.69      63,888.89       9,848,791.64
  27 11/01/2005                         117,236.51     53,347.62      63,888.89       9,784,902.75
  28 12/01/2005                         116,890.45     53,001.56      63,888.89       9,721,013.86
2005 Totals                  0.00     1,425,525.65    658,858.97     766,666.68

  29 01/01/2006                         116,544.38     52,655.49      63,888.89       9,657,124.97
  30 02/01/2006                         116,198.32     52,309.43      63,888.89       9,593,236.08

                                                            09/05/2003    Page 2

       DATE                 LOAN             PAYMENT           INTEREST          PRINCIPAL          BALANCE
       ----             -------------     -------------      ------------      -------------      ------------
    31   03/01/2006                          115,852.25         51,963.36          63,888.89      9,529,347.19
    32   04/01/2006                          115,506.19         51,617.30          63,888.89      9,465,458.30
    33   05/01/2006                          115,160.12         51,271.23          63,888.89      9,401,569.41
    34   06/01/2006                          114,814.06         50,925.17          63,888.89      9,337,680.52
    35   07/01/2006                          114,467.99         50,579.10          63,888.89      9,273,791.63
    36   08/01/2006                          114,121.93         50,233.04          63,888.89      9,209,902.74
    37   09/01/2006                          113,775.66         49,886.97          63,888.89      9,146,013.85
    38   10/01/2006                          113,429.80         49,540.91          63,888.89      9,082,124.96
    39   11/01/2006                          113,083.73         49,194.84          63,888.89      9,018,236.07
    40   12/01/2006                          112,737.87         48,848.78          63,888.89      8,954,347.18
2006     Totals                  0.00      1,375,692.30        609,025.62         766,666.68

    41   01/01/2007                          112,391.60         48,502.71          63,888.89      8,890,458.29
    42   02/01/2007                          112,045.54         48,156.65          63,888.89      8,826,569.40
    43   03/01/2007                          111,699.47         47,810.58          63,888.89      8,762,680.51
    44   04/01/2007                          111,353.41         47,464.52          63,888.89      8,698,791.62
    45   05/01/2007                          111,007.34         47,118.45          63,888.89      8,634,902.73
    46   06/01/2007                          110,661.28         46,772.39          63,888.89      8,571,013.84
    47   07/01/2007                          110,315.21         46,426.32          63,888.89      8,507,124.95
    48   08/01/2007                          109,969.15         46,080.26          63,888.89      8,443,236.06
    49   09/01/2007                          109,623.09         45,734.20          63,888.89      6,379,347.17
    50   10/01/2007                          109,277.02         45,388.13          63,888.89      8,315,458.28
    51   11/01/2007                          108,930.96         45,042.07          63,888.89      8,251,569.39
    52   12/01/2007                          108,584.89         44,696.00          63,888.89      8,187,680.50
2007     Totals                  0.00      1,325,858.96        559,192.28         766,666.68

    53   01/01/2008                          108,238.83         44,349.94          63,888.89      8,123,791.61
    54   02/01/2008                          107,892.76         44,003.87          63,888.89      8,059,902.72
    55   03/01/2008                          107,546.70         43,657.81          63,888.89      7,996,013.83
    56   04/01/2008                          107,200.63         43,311.74          63,888.89      7,932,124.94
    57   05/01/2008                          106,854.57         42,965.68          63,888.89      7,868,236.05
    58   06/01/2008                          108,508.50         42,619.61          63,888.89      7,804,347.16
    59   07/01/2008                          106,162.44         42,273.55          63,888.89      7,740,458.27
    60   08/01/2008                          105,816.37         41,927.48          63,888.89      7,676,569.38
    61   09/01/2008                          105,470.31         41,581.42          63,888.89      7,612,680.49
    62   10/01/2008                        7,653,915.84         41,235.35       7,612,680.49              0.00
2008     Totals                  0.00      8,615,606.95        427,926.45       8,187,680.50

Grand Totals            11,500,000.00     14,640,386.57      3,140,388.57      11,500,000.00